                                                 AMERICAN SKANDIA ADVISOR FUNDS, INC.
                                                    INVESTMENT MANAGEMENT AGREEMENT
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THIS AGREEMENT is made this 1st day of March,  2001 by and between  American Skandia Advisor Funds,  Inc., a Maryland  corporation (the
"Company"), and American Skandia Investment Services, Incorporated, a Connecticut corporation (the "Investment Manager").

                                                          W I T N E S S E T H
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WHEREAS,  the Company is registered as an open-end  management  investment company under the Investment Company Act of 1940, as amended
(the "ICA"), and the rules and regulations promulgated thereunder; and

WHEREAS,  the  Investment  Manager is an  investment  adviser  registered  under the  Investment  Advisers Act of 1940, as amended (the
"Advisers Act"); and

WHEREAS,  the Company and the  Investment  Manager desire to enter into an agreement to provide for the management of the assets of the
ASAF INVESCO Health Sciences Fund (the "Fund") on the terms and conditions hereinafter set forth.

NOW,  THEREFORE,  in consideration of the mutual  covenants  herein  contained and other good and valuable  consideration,  the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1.       Management.  The  Investment  Manager shall act as investment  manager for the Fund and shall,  in such  capacity,  manage the
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investment operations of the Fund, including the purchase,  retention,  disposition and lending of securities,  subject at all times to the policies and control of the Board of Directors of the Company (the  "Directors").  The  Investment  Manager shall give the Fund the benefit of its best judgments, efforts and facilities in rendering its services as investment manager.

2.       Duties of Investment Manager.  In carrying out its obligation under paragraph 1 hereof, the Investment Manager shall:
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         (a)  supervise and manage all aspects of the Fund's operations:

         (b) provide the Fund or obtain for it, and thereafter  supervise,  such  executive,  administrative,  clerical and shareholder servicing services as are deemed advisable by the Directors;

         (c) arrange,  but not pay for, the periodic  updating of prospectuses and supplements  thereto,  proxy material,  tax returns, reports to the Fund's  shareholders,  reports to and filings with the Securities and Exchange  Commission,  state Blue Sky  authorities and other applicable regulatory authorities;

         (d)  provide  to the  Directors  on a  regular  basis,  written  financial  reports  and  analyses  on the  Fund's  securities transactions and the operations of comparable investment companies;

         (e) determine what issuers and securities  shall be represented in the Fund's  portfolio and regularly  report them in writing to the Directors;

         (f) formulate and implement  continuing  programs for the purchases and sales of the  securities of such issuers and regularly report in writing thereon to the Directors; and

         (g) take,  on behalf of the Fund,  all actions  which appear to the Company  necessary to carry into effect such  purchase and sale  programs  and  supervisory  functions  as  aforesaid,  including  the placing of orders for the  purchase  and sale of  portfolio securities.

3.       Broker-Dealer  Relationships.  The Investment  Manager is responsible  for decisions to buy and sell  securities for the Fund,
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broker-dealer  selection,  and  negotiation  of the Fund's  brokerage  commission  rates.  The Investment  Manager shall  determine the securities to be purchased or sold by the Fund pursuant to its  determinations  with or through such  persons,  brokers or dealers,  in conformity with the policy with respect to brokerage as set forth in the Company's  Prospectus and Statement of Additional  Information
as in effect  from time to time  (together,  the  "Registration  Statement"),  or as the  Directors  may  determine  from time to time.
Generally,  the Investment  Manager's primary  consideration in placing Fund securities  transactions with broker-dealers for execution will be to obtain,  and maintain the availability  of, best execution at the best available price. The Investment  Manager may consider sale of the shares of the Fund in allocating  Fund  securities  transactions,  subject to the  requirements of best net price available and most favorable execution.

         Consistent  with this policy,  the Investment  Manager,  in allocating Fund  securities  transactions,  will take all relevant factors  into  consideration,  including,  but not limited to: the best price  available;  the  reliability,  integrity  and  financial condition of the  broker-dealer;  the size of and difficulty in executing the order; and the value of the expected  contribution of the broker-dealer  to the  investment  performance  of the Fund on a  continuing  basis.  Subject to such  policies and  procedures  as the
Directors  may  determine,  the  Investment  Manager  shall have  discretion  to effect  investment  transactions  for the Fund through broker-dealers  (including,  to the extent  permissible under applicable law,  broker-dealers  affiliated with the Investment  Manager)
qualified to obtain best execution of such  transactions who provide brokerage and/or research  services,  as such services are defined in  section  28(e) of the  Securities  Exchange  Act of 1934,  as  amended  (the  "1934  Act"),  and to cause  the Fund to pay any such broker-dealers an amount of commission for effecting a portfolio  investment  transaction in excess of the amount of commission another broker-dealer  would have charged for effecting that transaction,  if the Investment  Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research  services provided by such  broker-dealer,  viewed in terms of either that particular  investment  transaction or the Investment Manager's overall  responsibilities with respect to the Fund and other accounts as to which the Investment Manager exercises  investment  discretion (as such term is defined in section 3(a)(35) of the 1934 Act).  Allocation of orders placed by the  Investment  Manager on behalf of the Fund to such  broker-dealers  shall be in such amounts and  proportions  as the  Investment  Manager  shall  determine in good faith in  conformity  with its  responsibilities  under applicable  laws,  rules and  regulations.  The  Investment  Manager  will report on such  allocations  to the  Directors  regularly as requested by the Directors, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

4.       Control by the Directors.  Any investment  program  undertaken by the Investment  Manager pursuant to this Agreement,  as well
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as any other activities  undertaken by the Investment  Manager on behalf of the Company pursuant hereto,  shall at all times be subject to any directives of the Directors.

5.       Compliance with Applicable  Requirements.  In carrying out its obligations under this Agreement,  the Investment Manager shall
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at all times conform to:

         (a)  all applicable provisions of the ICA and the Advisers Act and any rules and regulations adopted thereunder; and

         (b) the  provisions of the  Registration  Statement,  including the  investment  objectives,  policies and  restrictions,  and permissible investments specified therein; and

         (c)  the provisions of the Articles of Incorporation of the Company, as amended; and

         (d)  the provisions of the By-laws of the Company, as amended; and

         (e)  any other applicable provisions of state and federal law.

6.       Expenses.  The expenses  connected  with the Company  shall be  allocable  between the Company and the  Investment  Manager as
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follows:

         (a) The  Investment  Manager  shall  furnish,  at its expense and without  cost to the  Company,  the services of a President,
Secretary,  and one or more Vice Presidents of the Company,  to the extent that such additional officers may be required by the Company for the proper conduct of its affairs.

         (b) The  Investment  Manager shall further  maintain,  at its expense and without cost to the Company,  a trading  function in order to carry out its  obligations  under  subparagraphs  (e),  (f) and (g) of paragraph 2 hereof to place orders for the purchase and sale of portfolio securities for the Fund.

         (c)  Nothing in subparagraph (a) hereof shall be construed to require the Investment Manager to bear:

                  (i) any of the costs  (including  applicable  office space,  facilities and equipment) of the services of a principal financial  officer of the Company whose normal duties  consist of  maintaining  the financial  accounts and books and records of the Company, including the reviewing of calculations of net asset value and preparing tax returns; or

                  (ii) any of the costs  (including  applicable  office space,  facilities and equipment) of the services of any of the personnel operating under the direction of such principal financial officer.

         Notwithstanding  the  obligation  of the Company to bear the expense of the  functions  referred to in clauses (i) and (ii) of this  subparagraph  (c), the Investment  Manager may pay the salaries,  including any applicable  employment or payroll taxes and other salary costs, of the principal  financial officer and other personnel carrying out such functions,  and the Company shall reimburse the
Investment Manager therefor upon proper accounting.

         (d) All of the ordinary  business  expenses  incurred in the operations of the Company and the offering of its shares shall be borne by the Company unless  specifically  provided otherwise in this paragraph 6. These expenses include,  but are not limited to: (i)
brokerage  commissions,  legal, auditing,  taxes or governmental fees; (ii) the cost of preparing share certificates;  (iii) custodian, depository,  transfer and  shareholder  service agent costs;  (iv) expenses of issue,  sale,  redemption and repurchase of shares;  (v)
expenses of  registering  and qualifying  shares for sale;  (vi) insurance  premiums on property or personnel  (including  officers and directors if available)  of the Company  which inure to the Company's  benefit;  (vii)  expenses  relating to director and  shareholder meetings;  (viii) the cost of  preparing  and  distributing  reports  and  notices to  shareholders;  (ix) the fees and other  expenses incurred by the Company in connection with membership in investment company  organizations;  and (x) and the cost of printing copies of prospectuses and statements of additional information, as well as any supplements thereto, distributed to shareholders.

7.       Delegation of  Responsibilities.  Upon the request of the Directors,  the Investment Manager may perform services on behalf of
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the Company  which are not required by this  Agreement.  Such  services  will be performed on behalf of the Company and the  Investment
Manager's  cost in rendering such services may be billed  monthly to the Company,  subject to examination by the Company's  independent accountants.  Payment or assumption by the Investment  Manager of any Company  expense that the  Investment  Manager is not required to pay or assume under this Agreement  shall not relieve the Investment  Manager of any of its obligations to the Company nor obligate the
Investment Manager to pay or assume any similar Company expense on any subsequent occasion.

8.       Engagement of Sub-Advisers and  Broker-Dealers.  The Investment  Manager may engage,  subject to approval of the Directors and
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where  required,  the  shareholders  of the Fund,  a  sub-adviser  to provide  advisory  services in  relation to the Fund.  Under such sub-advisory  agreement,  the Investment  Manager may delegate to the sub-adviser the duties outlined in subparagraphs (e), (f) and (g)
of paragraph 2 hereof.

9.       Compensation.  The Company shall pay the Investment  Manager in full  compensation for services  rendered  hereunder an annual
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investment  advisory  fee.  The fee shall be payable  monthly in arrears,  based on the  average  daily net assets of the Fund for each month, at the annual rate set forth in Exhibit A to this Agreement.

10.      Non-Exclusivity.  The  services  of the  Investment  Manager  to the  Fund  are  not to be  deemed  to be  exclusive,  and the
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Investment  Manager shall be free to render  investment  advisory and corporate  administrative  or other services to others (including other  investment  companies)  and to engage in other  activities.  It is  understood  and agreed  that  officers or  directors  of the
Investment  Manager may serve as officers or  directors  of the  Company,  and that  officers or  directors of the Company may serve as officers or directors of the Investment  Manager to the extent  permitted by law; and that the officers and directors of the Investment
Manager are not  prohibited  from engaging in any other  business  activity or from  rendering  services to any other  person,  or from serving as partners, officers or directors of any other firm or corporation, including other investment companies.

11.      Term and  Approval.  This  Agreement  shall become  effective on March 1, 2001 and by shall  continue in force and effect from
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year to year, provided that such continuance is specifically approved at least annually by:

         (a) the Directors or the vote of a majority of the Fund's  outstanding  voting  securities (as defined in Section  2(a)(42) of the ICA); and

         (b) the  affirmative  vote of a majority of the  Directors who are not parties to this  Agreement or  interested  persons of a party to this Agreement (other than as Company directors), by votes cast in person at a meeting specifically called for such purpose.

12.      Termination.  This  Agreement may be terminated at any time without the payment of any penalty or prejudice to the  completion
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of any  transactions  already  initiated  on  behalf of the Fund,  by vote of the  Directors  or by vote of a  majority  of the  Fund's outstanding  voting  securities,  or by the  Investment  Manager,  on sixty (60) days'  written  notice to the other party.  The notice provided for herein may be waived by either party.  This Agreement  automatically  terminates in the event of its "assignment," as such term is defined in the ICA.

13.      Liability of Investment Manager and  Indemnification.  In the absence of willful  misfeasance,  bad faith, gross negligence or
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reckless  disregard of  obligations  or duties  hereunder on the part of the  Investment  Manager or any of its officers,  directors or employees,  it shall not be subject to  liability  to the  Company or to any  shareholder  of the Fund for any act or  omission  in the course of, or connected with,  rendering  services  hereunder or for any losses that may be sustained in the purchase,  holding or sale of any security.

14.      Liability  of the  Directors  and  Shareholders.  A copy of the Articles of  Incorporation  of the Company is on file with the
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Secretary  of the State of  Maryland,  and notice is hereby  given that this  instrument  is  executed  on behalf of the  Directors  as directors and not  individually  and that the  obligations of this instrument are not binding upon any of the Directors or shareholders individually  but are binding only upon the assets and property of the Company.  Federal and state laws impose  responsibilities  under certain  circumstances  on persons who act in good  faith,  and  therefore,  nothing  herein  shall in any way  constitute  a waiver of limitation of any rights which the Company or the Investment Manager may have under applicable law.

15.      Notices.  Any notices under this  Agreement  shall be in writing,  addressed and delivered or mailed postage paid to the other
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party at such address as such other party may designate for the receipt of such notice.  Until  further  notice,  it is agreed that the address of the Company and the Investment Manager shall be One Corporate Drive, Shelton, Connecticut 06484.

16.      Questions of  Interpretation.  Any question of  interpretation of any term or provision of this Agreement having a counterpart
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in or otherwise  derived  from a term or provision of the ICA,  shall be resolved by reference to such term or provision of the ICA and to interpretations  thereof,  if any, by the United States courts or, in the absence of any controlling  decision of any such court, by rules,  regulations or orders of the Securities and Exchange  Commission  issued pursuant to the ICA. In addition,  where the effect of a requirement of the ICA,  reflected in any provision of this  Agreement,  is released by rules,  regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS  WHEREOF,  the parties hereto have caused this Agreement to be executed in duplicate by their  respective  officers on the day and year first above written.

                                                                  AMERICAN SKANDIA ADVISOR FUNDS, INC.

Attest:                                                           By: ________________________________________
Gordon C. Boronow
___________________________________                                    Vice President

                                                                  AMERICAN SKANDIA INVESTMENT
                                                                  SERVICES, INCORPORATED

Attest:                                                           By: ________________________________________
                                                                       John Birch
___________________________________                                    Senior Vice President & Chief Operating Officer

                                                 American Skandia Advisor Funds, Inc.
                                                   ASAF INVESCO Health Sciences Fund
                                                    Investment Management Agreement

                                                               EXHIBIT A
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         An annual rate of 1.00% of the average daily net assets of the Fund.